UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SOLARWINDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SolarWinds, Inc.
7171 Southwest Parkway, Building 400
Austin, Texas 78735

SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 8, 2016

December 31, 2015

These Definitive Additional Materials amend and supplement the definitive proxy statement dated December 15, 2015 (the “Definitive Proxy Statement”), initially mailed to stockholders on or about December 17, 2015, by SolarWinds, Inc., a Delaware corporation (“SolarWinds” or the “Company”), for a special meeting of stockholders of the Company to be held on January 8, 2016 at 8:30 a.m. CST, at 7171 Southwest Parkway, Building 400, Austin, Texas 78735. The purpose of the special meeting is to consider and vote upon, among other things, a proposal to approve and adopt the Agreement and Plan of Merger, as it may be amended from time to time (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), dated as of October 21, 2015, by and among the Company, Project Aurora Holdings, LLC, a Delaware corporation (“Parent”), and Project Aurora Merger Corp., a Delaware corporation, a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent.

If any stockholders have not already submitted a proxy for use at the special meeting, they are urged to do so promptly. No action in connection with this supplement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy. The board of directors of SolarWinds recommends that you vote “FOR” approval of the proposal to adopt the Merger Agreement, “FOR” approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies and “FOR” approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger.

If any stockholders have more questions about the Merger or how to submit their proxies or if any stockholders need additional copies of the proxy statement, this supplement, the proxy card or voting instructions, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Telephone (Collect): (212) 269-5550

Telephone (Toll-Free): (877) 283-0321

Email: swi@dfking.com

Without admitting in any way that the disclosures below are material or otherwise required by law, SolarWinds makes the following supplemental disclosure:

SUPPLEMENTAL DISCLOSURE TO DEFINITIVE PROXY STATEMENT

Legal Proceedings Regarding the Merger

In connection with the Merger Agreement and the transactions contemplated thereby, one purported class action lawsuit has been filed, captioned John Thomas Moore Rollover IRA, Individually and on Behalf of All Others Similarly Situated v. SolarWinds, Inc. et al. filed on December 28, 2015 in the United States District Court, Western District of Texas.  In general, the complaint asserts that, among other things, the members of the board of directors of SolarWinds breached their fiduciary duties to stockholders by initiating a process that undervalues SolarWinds, by agreeing to a transaction that does not adequately reflect SolarWinds’ true value, and by failing to disclose material information relating thereto, and that SolarWinds, Parent, Merger Sub, Silver Lake Partners and Thoma Bravo aided and abetted the breaches of fiduciary duties of the board of directors of SolarWinds. The complaint generally seeks to enjoin the Merger and rescind the Merger Agreement to the extent already implemented.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed Merger, the Company filed the Definitive Proxy Statement and a form of proxy with the U.S. Securities Exchange Commission (“SEC”) on December 15, 2015, and the Definitive Proxy Statement and a form of proxy were mailed to the stockholders of record as of December 14, 2015, the record date fixed by the Company’s board of directors for the special meeting. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ

THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE THE DEFINITIVE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s stockholders will be able to obtain, free of charge, a copy of the Definitive Proxy Statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, free of charge, a copy of the Definitive Proxy Statement and other relevant documents by requesting them in writing or by telephone from us at the following address:

SolarWinds, Inc.

Attn: Corporate Secretary

7171 Southwest Parkway, Building 400

Austin, Texas 78735